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                                                                    News Release

For Immediate Release

August 1, 2002

Contact:

Media/Analysts: (248) 733-4060


      COLLINS & AIKMAN CORPORATION NAMES MOSINGO AS CHIEF EXECUTIVE OFFICER


Troy, Mich.-Collins & Aikman Corporation (NYSE: CKC) announced today that its Board of Directors has appointed Jerry L. Mosingo, as its Chief Executive Officer and as a member of the Company's Board of Directors. Since January 2002, Mosingo, age 51, has served as Executive Vice President, Plastic Components and Cockpits, Collins & Aikman's largest operating unit with $1.8 billion in sales in 2001. Mosingo has over 30 years of industry operating experience and previously served in various senior operational management positions within Textron Automotive Company's Trim division prior to its acquisition by Collins & Aikman, including Executive Vice President of Manufacturing and Senior Vice President of Operations.

Thomas E. Evans, the Company's previous Chairman and CEO, has elected to retire. Evans has agreed to be available as a consultant to the Company for up to two years to assist with transitional and other matters. J. Michael Stepp, age 58, the Company's current Executive Vice President, Chief Financial Officer and a Director of the Company, will become Vice Chairman of the Board of Directors and will assume an expanded role in managing corporate staff functions.

David A. Stockman, age 55, Senior Managing Director of the Company's largest shareholder, Heartland Industrial Partners, will become non-executive Chairman of the Board of Directors. "Heartland and Tom Evans have strategically positioned Collins & Aikman for great success as the full-line manufacturer of interior components in the automotive industry. My job will be to transform the strategy into great execution in our design labs and on the factory floor to create value for our customers and investors," Mosingo said. "There will be no change in direction here--but there will be an intense focus on customers and operations." Stockman said, "With our strategic vision and the four corners of our asset base now in place, the Board welcomes the opportunity to intensify the Company's focus on operations. Jerry Mosingo is one of the best manufacturing executives I have known. We have high confidence in his ability to continue building and improving this company." Stockman further pointed out, "In the context of the many unfortunate corporate headlines we have seen recently, I think that it is important to very firmly state that the management changes we are announcing are proactive steps designed to strengthen our leadership team for the next stage of Collins & Aikman's development, and are not related to any accounting or financial issues or to the Company's second quarter results."

The Company will report second quarter results on August 5 and will make management available to respond to investors' questions at that time.

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Collins & Aikman Corporation is a global leader in cockpit modules and automotive floor and acoustic systems and a leading supplier of instrument panels, automotive fabric, plastic based trim and convertible top systems. The Company's current operations span the globe through 15 countries, more than 120 facilities and over 25,000 employees who are committed to achieving total excellence. Collins & Aikman's high-quality products combine superior design, styling and manufacturing capabilities with NVH "quiet" technologies that are among the most effective in the industry. Information about Collins & Aikman is available on the Internet at www.collinsaikman.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Collins & Aikman operates, fluctuations in the production of vehicles for which the Company is a supplier, changes in the popularity of particular car models or particular interior trim packages, the loss of programs on particular car models, labor disputes involving the Company or its significant customers, changes in consumer preferences, dependence on significant automotive customers, the level of competition in the automotive supply industry, pricing pressure from automotive customers, the substantial leverage of the Company and its subsidiaries, limitations imposed by the Company's debt facilities, charges made in connection with the integration of operations acquired by the Company, the implementation of the Company's acquisition strategy and reorganization plans, risks associated with conducting business in foreign countries and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings.


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